STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

03/10/2025

Work Order Item Number:	W2025031000792-4300681
Filing Number:	20254728234
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	3/10/2025 9:22:00 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: C3430-2004 **Entity Name:** Beeline Holdings, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
COGENCY GLOBAL INC.*
321 W. WINNIE LANE #104, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C3430-2004
FVAguilar	Filing Number 20254728234
Secretary of State State Of Nevada	Filed On 3/10/2025 9:22:00 AM
	Number of Pages 4

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Eastside Distilling, Inc.

Entity or Nevada Business Identification Number (NVID): NV20041379435

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.5%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

____

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The articles are hereby amended as indicated on (continued below) (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: Nicholas Liuzza Signature of Officer or Authorized Signer — Title: Chief Executive Officer X ______ Signature of Officer or Authorized Signer — Title: ______ *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Exhibit A attached hereto.

This form must be accompanied by appropriate fees.

Exhibit A to
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
EASTSIDE DISTILLING, INC.

Eastside Distilling, Inc. (the "Company"), a corporation organized and existing under the Laws of the State of Nevada, hereby certifies as follows:

1. The name of the Company is Eastside Distilling, Inc.

2. Pursuant to Section 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the Board of Directors of the Company.

3. Section 1 of the Amended and Restated Articles of Incorporation is hereby amended by deleting in its entirety and replacing it with the following: "The name of the Company is Beeline Holdings, Inc."

4. Section 4.1 of the Amended and Restated Articles of Incorporation is hereby amended by adding the following:

As of 12:01 am Eastern Time on March 12, 2025 (the "Effective Date"), each 10 shares of common stock issued and outstanding immediately prior to the Effective Date (referred to in this paragraph as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into one share of new common stock, par value $0.0001 per share (referred to in this paragraph as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each stockholder of record who would otherwise receive a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such stockholder of record would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date, the amount

of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share. For purposes of the treatment of fractional shares set forth above, The Depository Trust and Clearing Corporation and CEDE & CO. ("DTCC") shall collectively be deemed to be a single stockholder of record, such that the rounding up of fractional shares shall only result in a single share rounded up for purposes of the New Common Stock beneficially held by or through DTCC (notwithstanding that multiple beneficial holders may hold shares through DTCC), and beneficial owners of shares held in a brokerage or custodial account shall not individually be considered "stockholders of record" for purposes of rounding up of fractional shares with respect to the New Common Stock. Such beneficial owners shall receive a fractional share, as applicable, in addition to the whole number of shares of New Common Stock owned by them effective on the Effective Date.

4. This Certificate of Amendment to the Amended and Restated Articles of Incorporation was duly adopted and approved by the stockholders of this Company on the 23rd day of December 2024 and March 7, 2025 in accordance with Section 78.2055 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Articles of Incorporation as of the 7th day of March 2025.

EASTSIDE DISTILLING, INC.

DocuSigned by:

By: Nicholas Liuzza

Nicholas Liuzza, Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Beeline Holdings, Inc.

Nevada Business Identification # NV20041379435
Expiration Date: 02/28/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/10/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202503105513551
You may verify this certificate online at https://www.nvsilverflume.gov/home